                                  Exhibit 99.4
                           Exhibit (d) to Schedule TO
                   Form of Restated Certificate of Designation

                 [FORM OF RESTATED CERTIFICATE OF DESIGNATION]
                                       OF
                       MEDIA SCIENCES INTERNATIONAL, INC.

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware

                            SERIES A PREFERRED STOCK

     Media Sciences International, Inc., a Delaware corporation (the "Company"), hereby certifies that the following resolution has been duly adopted by the
Board of Directors of the Company:

     RESOLVED, that pursuant to the authority expressly granted to and vested in the board of directors of the Company (the "Board") by the provisions of the certificate of incorporation of the Company (as amended, the "Certificate of
Incorporation"), there hereby is created, out of the 5,000,000 shares of preferred stock, par value $.001 per share, of the Company authorized by Article
Fourth of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of 1,000,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional and other special rights, and the following qualifications, limitations and restrictions:

     1. Designation. This series of Preferred Stock shall be designated "Series
A Preferred Stock."

     2. Dividends.

          (a) Amount. The holders of shares of Series A Preferred Stock shall be entitled to receive dividends on each share of Series A Preferred Stock held at the annual rate of eleven and one-half percent (11.5%). No payments of dividends or deferred dividends shall be made if the Company is in default of its senior lending agreement or if such payment causes an event of default under the senior lending agreement.

          (b) Cash Dividends. Dividends on the Series A Preferred Stock shall be paid in cash quarterly in arrears, with the first dividend payment due
     January 1, 2000. Upon conversion of any share of Series A Preferred Stock pursuant to Section 4, all accumulated but unpaid dividends thereon shall be extinguished. Dividends shall accumulate with respect to any share of
     Series A Preferred Stock from date of issuance.

          (c) Dividends Priority. Unless all dividends shall be declared and paid in cash in full on all outstanding shares of Series A Preferred Stock, no dividends shall be declared or paid on, and no assets shall be distributed or set apart for, any shares of Junior Stock (as defined below)
     other than distributions of dividends in shares of the same class and series of Junior Stock to the holders of Junior Stock in respect of which such distribution is made.

          (d) Junior Stock. "Junior Stock" shall mean (i) each class of the
     Company's common stock, par value $.001 per share ("Common Stock"), and
     (ii) each other class or series of the Company's capital stock, whether common, preferred or otherwise, the terms of which do not provide that shares of such class or series shall rank senior to or on a parity with shares of the Series A Preferred Stock as to distributions of dividends and distributions upon the liquidation, winding-up and dissolution of the
     Company.

     3. Liquidation Rights. Upon the voluntary or involuntary liquidation, winding-up or dissolution of the Company, the holders of shares of Series A
Preferred Stock shall be entitled to receive out of the assets of the Company, for each share of Series A Preferred Stock, cash in an amount equal to the sum of $10.00 (the "Liquidation Value") plus an amount equal to all accumulated but unpaid dividends per share (whether or not declared) before any payment or distribution shall be made on Junior Stock, but after payment of all outstanding indebtedness and all amounts due on liquidation, dissolution or winding-up in respect of all preferred stock of the Company which by its terms is senior to the Series A Preferred Stock. After the payment in cash to the holders of shares of Series A Preferred Stock of the full preferential amounts set forth above, the holders of shares of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company. If the assets of the
Company available for distribution to the holders of shares of Series A
Preferred Stock, upon any liquidation, dissolution or winding-up of the Company, are insufficient to pay the full preferential amount to which the holders of
Series A Preferred Stock are entitled, then the holders of Series A Preferred
Stock shall share ratably in such distribution of assets in accordance with the amount that would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock were entitled were paid in full.

     4. Conversion Rights.

          (a) Conversion, Per Share Conversion Price. Each share of Series A
     Preferred Stock shall be convertible, at the option of the holder thereof upon exercise in accordance with Section 4(b), without the payment of additional consideration, into such number of fully paid and nonassessable shares of the Company's Common Stock as shall be determined by dividing
     $10.00 by the amount determined as follows (as such amount may be adjusted from time to time pursuant to Section 5, the "Per Share Conversion Price"):

               (i) Beginning 30 days after the date of closing of the initial sale of Series A Preferred Stock by the Company (the "Private
          Placement Closing"), $3.25;

               (ii) Upon the twenty four (24) month anniversary of the Private
          Placement Closing, an amount equal to seventy five percent (75%) of the average bid price of the Common Stock during the 90 days preceding such anniversary;

               (iii) Upon the forty eight month anniversary of the Private
          Placement Closing, an amount equal to seventy five percent (75%) of the average bid price of the Common Stock during the 90 days preceding such anniversary; and

               (iv) Notwithstanding anything else contained herein, the Per
          Share Conversion Price shall not be less than $2.00.

          (b) Conversion Procedures. The optional conversion of shares of Series
     A Preferred Stock in accordance with Section 4(a) may be effected by a holder of record thereof by making written demand for such conversion (a
     "Conversion Demand") upon the Company at its principal executive offices setting forth therein: (i) the number of shares to be converted; (ii) the certificate or certificates representing such shares; and (iii) the proposed date of such conversion, which shall be a business day not less than 15 nor more than 30 days after the date of such Conversion Demand (the
     "Conversion Date"). Within five days of receipt of the Conversion Demand, the Company shall give written notice (a "Conversion Notice") to such holder setting forth therein: (i) the address of the place or places at which the certificate or certificates representing the shares so to be converted are to be surrendered; and (ii) whether the certificate or certificates to be surrendered are required to be indorsed for transfer or accompanied by a duly executed stock power or other appropriate instrument of assignment and, if so, the form of such indorsement or power or other instrument of assignment. The Conversion Notice shall be sent by first class mail, postage prepaid, to such holder at such holder's address as may be set forth in the Conversion Demand. On or before the Conversion Date, the holder of Series A Preferred Stock to be converted shall surrender the certificate or certificates representing such shares, duly indorsed for transfer or accompanied by a duly executed stock power or other instrument of assignment, if the Conversion Notice so provides, to the Company at any place set forth in such notice or, if no such place is so set forth, at the principal executive offices of the Company. As soon as practicable after the Conversion Date and the surrender of the certificate or certificates representing such shares, the Company shall issue and deliver to such holder, or its nominee, a certificate or certificates for the number of whole shares of Common Stock issuable upon such conversion in accordance with the provisions hereof. Upon surrender of certificates of Series A
     Preferred Stock to be converted in part, the Company shall issue a balance certificate representing the number of full shares of Series A Preferred
     Stock not so converted.

          (c) Reservation of Common Stock. The Company shall at all times when any shares of Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock.

          (d) Effect of Conversion. All outstanding shares of Series A Preferred
     Stock to be converted pursuant to the Conversion Notice shall, on the
     Conversion Date, be converted into Common Stock for all purposes, notwithstanding the failure of the holder thereof to surrender any certificate representing such shares on or prior to such date. On and after the Conversion Date, (i) no such share of Series A Preferred Stock shall be deemed to be outstanding or be transferable on the books of the Company or the stock transfer agent, if any, for the Series A Preferred Stock, and
     (ii) the holder of such shares, as such, shall not be entitled to receive any dividends or other distributions, to receive notices or to vote such shares or to exercise or to enjoy any other powers, preferences or rights in respect thereof, other than the right, upon surrender of the certificate or certificates representing such shares, to receive a certificate or certificates for the number of shares of Common Stock into which such shares shall have been converted. On the Conversion Date, all such shares shall be retired and canceled and shall not be reissued.

          Upon conversion, exchange or other transaction with the Company of 50%
     or more of the originally issued Series A Preferred Stock, such that less than 50% of the originally issued Series A Preferred Stock becomes outstanding at any time, upon such event, the remaining outstanding Series
     A Preferred Stock shall be automatically converted at the Per Share
     Conversion Price set forth in Section 4(a)(iv), without any further act required of the holder of such preferred stock.

     5. Adjustment of Per Share Conversion Price.

          (a) Adjustment in the Event of Stock Splits, Dividends, Subdivisions,
     Etc. In case the Company, at any time or from time to time after the date hereof, shall increase the number of Fully Diluted Shares of Common Stock
     (as defined below) by virtue of or in connection with:

               (i) any dividend on the Common Stock; or

               (ii) any stock split or other subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock
          (by reclassification other than by payment of a dividend in Common
          Stock);

then the Per Share Conversion Price shall be adjusted, concurrently with such increase, to a Per Share Conversion Price that would entitle the holder of such share to receive on conversion thereof the same percentage of the Fully Diluted
Shares of Common Stock that such holder would have received on conversion thereof immediately prior to such increase.

          (b) Adjustments for Combinations, etc. If the outstanding shares of
     Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock (including, without limitation, pursuant to a reverse stock split), the Per Share
     Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          (c) "Fully Diluted Shares of Common Stock". The term "Fully Diluted
     Shares of Common Stock" means the number of shares of Common Stock after giving effect to the issuance of the shares of Common Stock issuable in respect of the Series A Preferred Stock upon conversion thereof and all shares of Common Stock issuable in respect of any and all other shares, warrants, options and other securities that are convertible, exchangeable or exercisable for shares of Common Stock.

     6. Changes in Capital Stock.

          (a) In case at any time the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization) in which previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company (other than by subdivision of its outstanding shares of Common Stock by reason of which an adjustment to the Per Share Conversion Price is made under Section
     5(a)) or Common Stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being hereinafter referred to as the "Transaction"), then, as a condition to the consummation of the Transaction, lawful and adequate provisions shall be made so that each holder of a share of Series A Preferred Stock, upon the conversion thereof, at any time on or after the consummation of the
     Transaction, shall be entitled to receive, and such shares of Series A
     Preferred Stock shall thereafter represent the right to receive, in lieu of the Common Stock or other securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such holder would actually have been entitled as a shareholder upon the consummation of the Transaction if such holder had converted those shares of Series A Preferred Stock immediately prior thereto.

          (b) Notwithstanding anything contained herein to the contrary, the
     Company shall not effect any Transaction unless prior to the consummation thereof each corporation or entity (other than the Company) that may be required to deliver any securities, cash or other property upon the conversion of shares of Series A Preferred Stock as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holders of a majority of the outstanding shares of Series A Preferred
     Stock, the obligation to deliver to such holder such securities, cash or other property as to which, in accordance with the foregoing provisions, such holder may be entitled, and such corporation or entity shall have similarly delivered to the holder of the shares of Series A Preferred Stock an opinion of counsel for such corporation or entity, satisfactory to the holders, which opinion shall state that the shares of Series A Preferred
     Stock and the provisions of this certificate of designation, including, without limitation, the conversion provisions, shall thereafter continue in full force and effect and shall be enforceable against the Company and such corporation or entity in accordance with the terms hereof and thereof, together with such other matters as such holder may reasonably request.

     7. Report or Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or other securities) issuable upon the conversion of a share of Series A Preferred Stock, the Company at its expense will promptly deliver a certificate of the Chief Financial Officer showing in reasonable detail the computation of such adjustment or readjustment in accordance with the terms of this certificate of designation. The Company shall also cause independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the
Company to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based. The
Company will forthwith (and in any event not later than 30 days following the occurrence of the event requiring such adjustment) furnish a copy of each such report to each holder, and will, upon the written request at any time of a holder, furnish to such holder a like report setting forth the Per Share
Conversion Price at the time in effect and showing how it was calculated. The
Company will also keep copies of all such reports at its principal office and will cause the same to be available for inspection at such office during normal business hours by each holder or any prospective purchaser of shares of Series A
Preferred Stock designated by the holder thereof.

     8. Notices of Corporate Action. In the event of:

          (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;
     or

          (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any consolidation or merger involving the Company and any other person or any transfer of all or substantially all the assets of the Company to any other person; or

          (iii) any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

          (iv) any plan or proposal by the Company to register shares of the
     Common Stock with the Securities and Exchange Commission;

the Company will deliver to the holder a notice specifying (x) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, (y) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common
Stock (or other securities) shall be entitled to exchange their shares of Common
Stock (or other securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up or (z) the date or expected date of the filing of the initial registration statement with respect to such shares of Common Stock. Such notice shall be furnished at least 30 days prior to the date therein specified; provided, however, if such date is prior to a public announcement relating to the events set forth and on such date the
Company is either bound by an agreement with a third party of confidentiality with respect to the corporate action the subject of this Section 8, or the
Company's securities are traded or quoted on any recognized national securities exchange or quotation system, then such notice shall be provided to each holder of a share of Series A Preferred Stock simultaneously with the notice provided to the Company's stockholders.

     9. Redemption.

          (a) The Company may, at its option, redeem all or any portion of the outstanding shares of Series A Preferred Stock at any time at an amount equal to $15.00 per share, plus all accrued and unpaid dividends (the
     "Redemption Price").

          (b) Written notice of any redemption of shares of Series A Preferred
     Stock (a "Notice of Redemption"), specifying the time and place of redemption, shall be mailed by certified mail, return receipt requested, at least 30, and not more than 45, days prior to the date specified for redemption (the "Redemption Date"), to each registered holder of the shares to be redeemed at the holder's last address as it appears on the Company's books. On or after the Redemption Date, each holder of shares of Series A
     Preferred Stock called for redemption shall surrender his certificates for the shares to the Company at the place specified in the notice and then the
     Company shall pay the holder (or shall cause such holder to be paid) the
     Redemption Price in cash.

          (c) Receipt of a Notice of Redemption shall not prevent a holder from exercising the conversion rights granted pursuant to Section 4.
     Notwithstanding the foregoing, any holder exercising such conversion rights must make a Conversion Demand (as defined in Section 4(b)) not later than 5 days prior to the Redemption Date.

          (d) Unless the Company defaults in the payment in full of the
     Redemption Price, dividends on the shares called for redemption shall cease to accumulate on the Redemption Date, and all rights of the holders of the shares by reason of their ownership of the shares shall cease on the
     Redemption Date, except the right to receive the Redemption Price on surrender to the Company of the certificates representing the shares. After the Redemption Date, the shares shall not be deemed to be outstanding and shall not be transferable on the books of the Company, except to the
     Company.

          (e) Any shares of Series A Preferred Stock redeemed or purchased by the Company shall be canceled and shall have the status of authorized and unissued shares of preferred stock, without designation as to series.

     10. Voting Rights. Holders of shares of Series A Preferred Stock shall not be entitled to vote on any matter, except as otherwise required by law or as expressly provided in this certificate. With respect to any matter on which the holders of shares of Series A Preferred Stock shall be entitled to vote, holders of shares of Series A Preferred Stock shall be entitled to one vote for each share held.

     11. Consents Required of Holders of Series A Preferred Stock. As long as any shares of Series A Preferred Stock are outstanding, the Company shall not, by amendment to the Certificate of Incorporation, by resolution of the Board, by consolidation of the Company with, or merger of the Company into, another corporation, or in any other manner, without the consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, either given by vote in person or by proxy at a meeting called for that purpose or given in writing, materially and adversely alter any provision of the Series A Preferred
Stock.

        Notwithstanding anything to the contrary contained in this certificate, the Board from time to time without a vote of the holders of the shares of
Series A Preferred Stock, may decrease the number of shares constituting the
Series A Preferred Stock, but not below such number of shares of Series A
Preferred Stock as are actually outstanding at any such time.

     12. Restrictions on Transfer. Each certificate representing shares of
Series A Preferred Stock and each certificate representing shares of Common
Stock issuable upon conversion of any shares of Series A Preferred Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE AND ANY SHARES ACQUIRED
          UPON THE CONVERSION OF THE SHARES REPRESENTED HEREBY HAVE NOT BEEN
          REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED
          IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER
          SUCH ACT, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION
          NOR SUCH AN EXEMPTION IS REQUIRED BY LAW."

     IN WITNESS WHEREOF, the Company has caused this certificate of designation to be signed by its President this ___th day of ___________, 2003.

MEDIA SCIENCES INTERNATIONAL, INC.

By:
   -----------------------------------------
         Name:
         Title: